Exhibit 99.1

Pegasus Digital Mobility Acquisition Corp.

INDEX TO PRO FORMA BALANCE SHEET

Page
Unaudited Pro Forma Balance Sheet as of October 26, 2021	F-2
Notes to Unaudited Pro Forma Balance Sheet	F-3

PEGASUS DIGITAL MOBILITY ACQUISITION CORP.

PRO FORMA BALANCE SHEET

October 26, 2021

	October 26, 2021		Pro Forma Adjustments (unaudited)		As Adjusted (unaudited)
Assets
Cash	$2,753,243	$			$2,753,243
Prepaid expenses	26,800				26,800
Due from Sponsor	3,672				3,672
Total current assets	2,783,715		-		2,783,715

Cash held in Trust Account	202,000,000		25,000,000	(a)	227,250,000
			750,000	(b)
			(500,000)	(c)
Total assets	$204,783,715		$25,250,000		$230,033,715

Liabilities, Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit:
Accrued offering costs and expenses	$442,188	$			$442,188
Due to related party	2,333				2,333
Total current liabilities	444,521		-		444,521

Deferred underwriting commissions	7,000,000		875,000	(d)	7,875,000
Warrant liabilities	13,870,000		1,460,000	(e)	15,330,000
Total liabilities	21,314,521		2,335,000		23,649,521

Commitments and Contingencies
Class A ordinary shares subject to possible redemption, 20,000,000 and 2,500,000 shares at $10.10 redemption value, respectively	202,000,000		25,000,000	(a)	227,250,000
			250,000	(f)
Shareholders’ Deficit
Preference shares, $0.0001 par value; 2,000,000 shares authorized; none issued and Outstanding	-				-
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 5,750,000 shares issued and outstanding	575				575
Additional paid-in capital	-		750,000	(b)	-
			(500,000)	(c)
			(875,000)	(d)
			(1,460,000)	(e)
			49,691	(g)
			2,035,309	(f)
Accumulated deficit	(18,531,381)		(49,691)	(g)	(20,866,381)
			(2,285,309)	(f)
Total shareholders’ deficit	(18,530,806)		(2,335,000)		(20,865,806)
Total Liabilities, Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$204,783,715		$25,250,000		$230,033,715

F-2

PEGASUS DIGITAL MOBILITY ACQUISITION CORP.

NOTES TO PRO FORMA BALANCE SHEET

Note 1 — Closing of Over-Allotment Option and Additional Private Placement

The accompanying unaudited pro forma balance sheet presents the balance sheet of Pegasus Digital Mobility Acquisition Corp. (the “Company”) as of October 26, 2021, adjusted for the closing of the partial exercise of the underwriters’ over-allotment option and related transactions, which occurred on November 8, 2021, as if the over-allotment option had closed on October 26, 2021.

On October 26, 2021, the Company consummated the initial public offering (the “IPO”) of 20,000,000 units (the “Public Units”) at $10.00 per Public Unit, generating gross proceeds of $200,000,000. Each Public Unit consists of one share of the Company’s Class A common stock, $0.0001 par value per share, and one-half of one redeemable warrant of the Company, with each whole warrant entitling the holder thereof to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to certain adjustments. Simultaneously with the closing of the IPO, the Company completed the private sale of 9,000,000 warrants (the “Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant, to the Company’s sponsor, Pegasus Digital Mobility Sponsor LLC (the “Sponsor”), generating gross proceeds to the Company of $9,000,000. The Company also granted the underwriters a 45-day over-allotment option in the amount of up to 3,000,000 Public Units. On November 8, 2021, the underwriters partially exercised the over-allotment option and purchased 2,500,000 units (the “Over-Allotment Option Units”) at a price of $10.00 per Over-Allotment Option Unit, generating gross proceeds of $25,000,000.

On November 8, 2021, simultaneously with the sale of the Over-Allotment Option Units, the Company consummated the private sale of an additional 750,000 Private Placement Warrants (the “Additional Private Placement Warrants”), generating gross proceeds to the Company of $750,000.

As of November 8, 2021, a total of $227,250,000 of the net proceeds from the sale of Units in the IPO (including the Over-Allotment Option Units) and the sale of the Additional Private Placement Warrants, were placed in a trust account established for the benefit of the Company’s public shareholders. Transaction costs amounted to $1,375,000 of underwriting discounts and commissions, including $875,000 of underwriting discounts and commissions that have been deferred until the completion of the Company’s initial business combination.

Pro forma adjustments to reflect the sale of the Over-Allotment Option Units and the sale of the Additional Private Placement Warrants described above are as follows:

	PRO FORMA ENTRIES	DEBIT	CREDIT
(a)	Cash held in Trust Account	$25,000,000
	Class A ordinary shares subject to redemption		$25,000,000
	To record sale of 2,500,000 Over-Allotment Option Units at $10.00 per Unit.

(b)	Cash held in Trust Account	$750,000
	Additional paid-in-capital		$750,000
	To record sale of 750,000 Private Placement Warrants at $1.00 per Private Placement Warrant.

(c)	Additional paid-in-capital	$500,000
	Cash held in Trust Account		$500,000
	To record payment of underwriting fees.

(d)	Additional paid-in-capital	$875,000
	Deferred underwriting commissions		$875,000
	To record additional deferred underwriting fees arising from the sale of Over-Allotment Option Units.

(e)	Additional paid-in-capital	$1,460,000
	Warrant liabilities		$1,460,000
	To record warrant liabilities arising from sale of additional private and public warrants. The incremental fair value was derived from the valuation of warrants as of Oct 26, 2021.

(f)	Accumulated deficit	$2,285,309
	Class A ordinary shares subject to redemption		$250,000
	Additional paid-in capital		$2,035,309
	To record accretion of Class A ordinary shares to redemption value

(g)	Accumulated deficit	$49,691
	Additional paid-in capital		$49,691
	To record offering costs allocated to warrant liabilities.

F-3